Company Confidential Intersil - Techwell High Level Combination Goals and Strategy April, 2010 Exhibit (a)(5)(F) 1

Combination
• Why combine?
– To look like one company to our customers
– Gain economies of scale between two companies
– Multiple business processes are inefficient and add to overhead
– Multiple business processes are confusing to our suppliers & employees
– Increases teamwork and output
• Each acquisition will be different & combination requirements will vary
• Combination will be as comprehensive as possible
• Combine acquisitions as quickly as possible.
– Reduce the “unknown” time to as little as possible - keep false rumors at bay
– Develop plans around close, close +100 days, and 101-180 days
– Vary style and speed to fit circumstances and ensure value drivers will be met

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Business Process
• Standardize enabling and governance processes
– Finance
– Operations
– Customer Service
• Integrate customer-facing core (sales) processes over time
– allow variances in the short term
– integrate when fully thought out and able to roll out as total package
• Assess and evolve strategic core (non-customer) processes and infrastructure over time
– Product Development
– Quality

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Why This Combination Will be a Success
• Selection / Good Match
• Focus on the people
• Focus on the technology
• Combine effectively
– Leverage experience
• 8 acquisition integrations
• 3 divestitures
– Use structured integration process tuned over past 8-10 years
– Efforts co-lead by experienced, proactive leads
– Develop clear plans with assigned responsibility
– Keep focused on items that give us the best return
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theEVOLUTIONofANALOG

intersil

Techwell™

intersil

Good Deal for Techwell & Intersil
Video Decoder
Video Decoder
Technology
Technology
Security Surveillance &
Security Surveillance &
Automotive Infotainment
Automotive Infotainment
Advanced
Advanced
Technology
Technology
Broad Product
Broad Product
Portfolio
Portfolio
Mixed Signal Expertise
Mixed Signal Expertise
Power & Analog/
Power & Analog/
Mixed Signal Solutions
Mixed Signal Solutions
New Customers
New Customers
in AsiaPac
in AsiaPac
& Japan
& Japan
Global
Global
Customers
Customers
Global Sales &
Global Sales &
Distribution
Distribution
Additional Familiarity
Additional Familiarity
with Customers in China
with Customers in China
Ops Effectiveness
Ops Effectiveness
COGS, Quality
COGS, Quality
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Combination Approach
• Organization alignment
– Product line and design organizations will report directly to Susan on Day 1
– Sales organization will report to David
– Functions will report into respective Intersil functional groups
– All will continue to support Techwell needs
• Goal is to grow overall business
– Grow annual revenue per street expectations
– Complements Intersil’s portfolio:
• Techwell’s extensive system level understanding, mixed signal capability and integration with CPUs
• Complements Intersil’s existing video offering with no overlap
• Strong design team with large AsiaPac presence
• Excellent penetration in China market
• Use of Techwell brand is under review
• Use the same successful integration process used by Intersil in the past
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Combination Guidelines
• Minimize business disruption
– No loss of key employees
– No negative impact to revenue stream
– No negative impact to customers
– No negative impact to R&D
• Speed
– Minimize customer & employee uncertainty/dissatisfaction
– Achieve revenue growth
– Combination speed important but secondary to above
• R&D autonomy while integrating core functions
• PE/TE report under Jeff
– Understand development process and integrate over time
• Sales org will report to David with plan to continue to support Techwell for rest of year
• Functional/operational orgs will be combined
• Quality, schedule, cost - order of priorities for this integration
• Open communication – no decision is irreversible
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Note: Subteams formed as necessary
Integration Team Structure
Integration Team Structure
Executive Steering Committee
Dave, Jonathan, Sagar, Susan,
Hiro,  David, Vern
Communications and Marketing
Integration Leads
Terry
Value Creation Team Integration Focus Area Teams
Sales
David/
David
PE/TE
Jeff/
Joe
Operations
John/
Joe/Jerry
Potential Subteams
• Manufacturing (Foundry & Internal)
• Assembly, Test
• Process Technology
Finance
Mike/
Mark
Legal & Contracts
Bill/
Mark
Business Systems
Robin /
Joe
Human Resources
Michelle/
Joyce
Potential Subteams
• GCCN/Tactical Mkt
• Operations Planning
• Customer Engineering
Quality
Emery/
Joe/Daniel
Quality integration activities will
mostly focus on understanding
operations and issues
CAE
Paul/
Jim
Marcom
Scott/
Hiro
IT Infrastructure
Ed /
Jim
Facilities
John/
Alice
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Day 1 Goals:
• Celebration & presentations (welcome, benefits, Q&A)
• Communication (Day 1&2)
– Distribute orientation & “welcome” packages to employees
– Communicate deal closure
– Press release
– Email to all Intersil & Techwell employees
– Customer & supplier letters
– Intersil & Techwell web sites updated and linked
• Intersil Email accounts created for Techwell employees
• Intersil GAL includes Techwell employees
• Email forwarding established from Intersil accounts to Techwell
• IRemote Web access to Intersil apps and MeetingPlace Conferencing available
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Day 30 Key Goals
• Techwell included in Intersil orders & sales report
• Techwell voice systems updated to reference Intersil
• Business cards
• Order entry process communicated to Intersil Sales
• Complete on-site IT assessment
• Separate Intersil WLAN presence established on Techwell campus
• Determine & communicate how Techwell brand will be used & integrated
• Combination plans 60% complete
• Set up a few temporary offices in Milpitas
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Day 60 Key targeted Goals
• Complete customer phone calls or visits
– Set up joint visits
• Review/negotiate pricing agreement foundries/subcons –
– Exploit cost advantages as part of ISIL
• Combination plans complete
• Site assessment and transfer plan from Plumeria to Milpitas complete
• Change Techwell signage
• Intersil assumes responsibility for Techwell website
• Define timing on New Product Development process
• Agree on Sales Approach
– ISIL sales force and FAEs trained on Techwell
– Techwell customers or joint customers:
• Techwell field continues to support
• Joint Intersil / Techwell calls to assess additional opportunities
– Intersil customers:
• Intersil field able to sell both Intersil and Techwell products
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Day 90 Key Targeted Goals
• Migrate financial business functions/applications
– General Ledger
– Asset Management
– Purchasing/AP
• Product structures built in Intrepid (phase 1)
• Provide full website support for all Techwell products
– Parametric search, product tree, product page
– Datasheets online
– On-line Product Selection Guide
• Travel expense migrated
• Site-to-Site VPN tunnel established between Techwell and Intersil
• Implement Riverbed WAN optimization appliance
• Intersil GAL integrated into Techwell Email system
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Day 180 Key Targeted Goals
• Migrate business functions/applications
– Order Management,  AR, Shipping/Logistics
– Opportunity Tracking
– Cost & Inventory systems integrated
• Incorporate forecast into Product Group & QBR process
• Techwell employees fully trained on operational and customer service related systems and processes
• Operations integration is complete
• Techwell employees provided Intersil standard PCs
• Techwell migrated to Intersil Exchange Environment
• Techwell computing & network resources migrated to Intersil Windows
Domain
• Full Intrepid integration completed (stage 2 of 2)
• Techwell products integrated into Intersil Planning systems (if desired)
• Strategy for design tool & yld management tool integration formed
• Quality systems integration strategy determined
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End of Year Key Targeted Goals
• Payroll and benefits migrated
• ESPP program available to Techwell
• Complete transfer of Techwell 401K funds
• Sales force alignment plan completed
• Techwell trained on Performance Management process
• Training programs available (mlearning, leadership, etc.)
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What’s Expected of Team Leaders (Techwell)
• Communicate across groups and raise issues immediately
• Co-lead activities w/ISIL– ISIL lead is expected to drive this
• Team Leader will be held accountable for plans and meeting milestones
– Pre-defined plans will be provided to jump start
– Develop a plan with Techwell lead to meet high level goals
– Team leaders must communicate across teams
• We will have project review meetings weekly; all TL must attend
– Will review your plan each week, progress on tasks, issues, changes
• At times you will be overwhelmed – tell me when that happens
– Priorities can be adjusted, people can be added to help, or people can be asked to adjust pace
• All material will be stored in Sharepoint portal:
http://ishare.intersil.com/acquisitions/Techwell/default.aspx
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Next Steps
• Kick off business process combination planning week of April 12 th
– Several functions involved in this activity
• Kick off IT Infrastructure combination planning week of April 12th
• Continue HR Planning and execution of key tasks
• Track Day One Progress
• Start weekly integration meetings – post close
• Start weekly one on one with Terry/Hiro
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